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                                EXHIBIT 22.1

Subsidiaries of the Registrant

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Name of Subsidiary                               State of Incorporation
------------------                               ----------------------
Franklin American Life Insurance Company                Tennessee
Franklin American Agency, Inc.                          Tennessee
Family Guaranty Life Insurance Company                  Mississippi
Protective United Assets, Incorporated                  Mississippi
Franklin Protective Life Insurance Company              Mississippi
Southern Heritage Life Insurance Company                Mississippi
Franklin American Trust Company                         Tennessee

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